UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 11, 2020
Lumentum Holdings Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Ridder Park Drive, San Jose, California 95131
(Address of Principal Executive Offices including Zip code)
(408) 546-5483
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	LITE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 11, 2020, the board of directors (the “Board”) of Lumentum Holdings Inc. (the “Company”) appointed Janet S. Wong to serve as a member of the Board, effective on September 12, 2020. Ms. Wong will serve an initial term expiring at the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) and until her successor is duly elected and qualified. She is expected to be nominated for election at the Annual Meeting. The Company announced Ms. Wong’s appointment in a press release, which is attached as Exhibit 99.1.
In accordance with the Company’s Outside Director Compensation Policy, the terms of which were described in the Company’s proxy statement for its 2019 annual meeting of stockholders, Ms. Wong will be entitled to cash and equity compensation for her service on the Board. Ms. Wong will also enter into the Company’s standard form of indemnification agreement, which has been previously filed with the Securities and Exchange Commission.
There are no arrangements or understandings between Ms. Wong and any other persons pursuant to which she was selected as a member of the Board. There are also no family relationships between Ms. Wong and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Exhibit Title

99.1	Press release entitled “LUMENTUM APPOINTS JANET WONG TO ITS BOARD OF DIRECTORS” dated September 16, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

	By:	/s/ Judy Hamel
	Name:	Judy Hamel
	Title:	General Counsel and Secretary
September 17, 2020